UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 3, 2024

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange
7.00% Tangible Equity Units	BKDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

2029 New Notes Indenture

On October 3, 2024, in connection with the consummation of previously announced privately negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with certain holders (the "Investors") of the Company’s outstanding 2.00% Convertible Senior Notes due 2026 (the “2026 Notes”), Brookdale Senior Living Inc. (the “Company”) issued $369,445,000 aggregate principal amount of its 3.50% Convertible Senior Notes due 2029 (the “2029 New Notes”). At closing, $219,445,000 principal amount of the 2029 New Notes were issued in exchange for $206,703,000 principal amount of the 2026 Notes and $150,000,000 principal amount of the 2029 New Notes were issued for cash. The 2029 New Notes were issued pursuant to, and are governed by, an Indenture (the “2029 New Notes Indenture”), dated as of October 3, 2024 between the Company and Equiniti Trust Co., as trustee (the “Trustee”). Following the closing, $23,297,000 in aggregate principal amount of the 2026 Notes remain outstanding with the terms unchanged.

The 2029 New Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the 2029 New Notes, and equal in right of payment to any indebtedness that is not so subordinated. The 2029 New Notes will be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) and any preferred equity of current or future subsidiaries of the Company. Under the terms of the 2029 New Notes Indenture, subject to certain exceptions, the Company may not incur pari passu indebtedness in an aggregate principal amount exceeding $500 million.

The 2029 New Notes will bear interest at a rate of 3.50% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2025. The 2029 New Notes will mature on October 15, 2029, unless earlier converted or repurchased in accordance with their terms. Holders of the 2029 New Notes may convert all or any portion of their 2029 New Notes at their option at any time prior to the close of business on the business day immediately preceding July 15, 2029, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2024 (and only during such calendar quarter), if the last reported sale price of the common stock of the Company for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of the 2029 New Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock of the Company and the conversion rate for the 2029 New Notes on each such trading day; or (3) upon the occurrence of specified corporate events. On or after July 15, 2029, holders may convert all or any portion of their 2029 New Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. Under the 2029 New Notes Indenture, the Company will not be obligated to deliver any shares of common stock to any holder upon any conversion of the 2029 New Notes whereby such holder would beneficially own a number of shares of Company common stock in excess of 19.9% of the total number of shares of Company common stock issued and outstanding immediately following such conversion.

The conversion rate for the New Notes will initially be 111.1111 shares of common stock per $1,000 principal amount of the 2029 New Notes (equivalent to an initial conversion price of approximately $9.00 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its 2029 New Notes in connection with such a corporate event.

The Company will not have the right to redeem the 2029 New Notes at its election before the maturity date. No sinking fund is provided for the 2029 New Notes.

If the Company undergoes a fundamental change (as defined in the 2029 New Notes Indenture) prior to the maturity date, holders may require the Company to repurchase for cash all or any portion of their 2029 New Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2029 New Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The 2029 New Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the 2029 New Notes Indenture), which include the following: (i) certain payment defaults on the 2029 New Notes (which, in the case of a default in the payment of interest on the 2029 New Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the 2029 New Notes Indenture within specified periods of time, and in the case of the fundamental change company notice (as defined in the 2029 New Notes Indenture), if such failure is not cured within five business days; (iii)

the Company’s failure to comply with certain covenants in the 2029 New Notes Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) the Company’s failure in its obligation to convert a 2029 New Note, if such default is not cured within five business days, (v) a default by the Company in its other obligations or agreements under the 2029 New Notes Indenture or the 2029 New Notes if such default is not cured or waived within 60 days after notice is given in accordance with the 2029 New Notes Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $30,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the 2029 New Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of 2029 New Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the 2029 New Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the 2029 New Notes Indenture shall consist exclusively of the right to receive additional interest on the 2029 New Notes at a rate equal to 0.25% per annum of the principal amount of the 2029 New Notes outstanding for each day during the first 180 days after the occurrence of such an Event of Default and 0.50% per annum of the principal amount of the 2029 New Notes outstanding from the 181st day until the 360th day following the occurrence of such an Event of Default, in each case, during which such Event of Default is continuing.

The 2029 New Notes and the shares of common stock issuable upon conversion of the 2029 New Notes, if any, have not been, and except to the extent agreed upon in the Registration Rights Agreement (as defined below), are not required to be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The 2029 New Notes are being offered and sold only to persons reasonably believed to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act).

This Current Report on Form 8-K does not constitute an offer to sell, nor is it a solicitation of an offer to buy, any of these securities (including the shares of the Company’s common stock, if any, to which the 2029 New Notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Registration Rights Agreement

On October, 3, 2024, the Company also entered into a Registration Rights Agreement in connection with the issuance of the 2029 New Notes (the “Registration Rights Agreement”) with the Investors, pursuant to which the Investors are entitled to certain registration rights. Under the terms of the Registration Rights Agreement, the Company is required to prepare and file a registration statement, or a prospectus supplement to an effective registration statement, with the Securities and Exchange Commission no later than October 25, 2024, with respect to the shares of common stock for which the 2029 New Notes may be converted.

Under the Registration Rights Agreement, the Company agreed to indemnify the applicable Investor and certain indemnified persons against any losses, claims, damages, liabilities or expenses resulting from any untrue statement or omission of material fact in any registration statement pursuant to which it sells the Company’s common stock, unless such liability arose from the applicable Investor's misstatement or omission, and the applicable Investor agreed to indemnify the Company against all losses caused by its misstatements or omissions. The Company will generally pay all reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to its performance under the Registration Rights Agreement, other than underwriting discounts and commissions, if any, relating to the sale of its common stock under the Registration Rights Agreement.

The 2029 New Notes Indenture, the form of 2029 New Note, and the Registration Rights Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the 2029 New Notes Indenture, the 2029 New Notes, and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02. The 2029 New Notes were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration in part based on representations made by the investors in the Exchange and Subscription Agreements, including representations that such investors are “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the 2029 New Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 54,968,244 shares of the Company’s common stock may be issued upon conversion of the 2029 New Notes, based on the initial maximum conversion rate of 148.7860 shares of common stock per $1,000 principal amount of 2029 New Notes, which is subject to customary anti-dilution adjustment provisions.

The Company’s net cash proceeds from the transactions, after subtracting fees, discounts and estimated expenses payable by the Company, were approximately $135 million. The Company intends to use the proceeds to fund acquisitions and for general corporate purposes.

SAFE HARBOR

Certain statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions, and include statements regarding the Company's expected financial and operational results. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company's operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the Company's ability to complete pending or expected transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, such as the ability to obtain financing or regulatory approvals, and uncertainties as to the timing of closing; disruptions in the financial markets or decreases in the appraised values or performance of the Company's communities that affect the Company's ability to obtain financing or extend or refinance debt as it matures and the Company's financing costs; the Company's ability to obtain additional capital on terms acceptable to it; as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this Current Report on Form 8-K. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this Current Report on Form 8-K to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture dated as of October 3, 2024, by and among the Company and Equiniti Trust Co., as trustee, governing the 3.50% Convertible Senior Notes due 2029

4.2	Form of 3.50% Convertible Senior Notes due 2029 (included in Exhibit 4.1)

10.1	Registration Rights Agreement dated as of October 3, 2024 between the Company and the Investors

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	October 4, 2024	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary